UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

JAKKS Pacific, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAKKS PACIFIC, INC.

2951 28TH STREET

SANTA MONICA, CA 90405

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2021

We are pleased to invite you to attend a Special Meeting of Stockholders of JAKKS Pacific, Inc. to be held on April 30, 2021 at 8:00 a.m. Pacific Time.

The Special Meeting will be a virtual stockholder meeting through which you can listen to the meeting live and vote online. There is no physical location for this Special Meeting. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/JAKK2021SM. The purpose of this Special Meeting is to consider and act upon the following matters:

(1)

To ratify the filing and effectiveness of the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 6, 2020 (effective July 9, 2020) which implemented a Reverse Stock Split of our outstanding common stock in the ratio of 1-for-10.

(2)

To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

At the 2020 Annual Meeting of Stockholders of the Company held on June 12, 2020 (the “2020 Annual Meeting”), stockholders voted and approved an amendment to our Amended and Restated Certificate of Incorporation which implemented a Reverse Stock Split of our outstanding common stock in the ratio of 1-for-10 (the “July Amendment”). Consistent with the applicable rules concerning the manner in which broker votes are counted for “routine” matters, certain shares of common stock held by brokers and with respect to which the beneficial owner had not provided the broker with voting instructions were voted by the broker in favor of the approval of the July Amendment.

Our Board of Directors subsequently determined that disclosure contained in the definitive proxy statement disseminated to our stockholders in connection with the 2020 Annual Meeting suggested that brokers would not have discretionary authority with respect to the approval of the July Amendment, even though, consistent with applicable rules, discretionary voting was permitted.

While our Board of Directors believes it was and is appropriate to include the votes brokers cast pursuant to their discretionary authority and that the July Amendment has been properly approved and is effective, out of an abundance of caution, our Board of Directors has unanimously resolved to submit Proposal 1 for approval of the stockholders which would ratify the filing of the July Amendment.

Stockholders of record as of the close of business on March 3, 2021 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The stock transfer books of the Company will remain open. Under Section 204 of the Delaware General Corporation Law (“DGCL”), stockholders of record as of April 22, 2020 (the record date of the 2020 Annual Meeting at which the July Amendment authorizing the implementation of the Reverse Stock Split was approved), other than holders whose identities or addresses cannot be determined from our records, are being given notice of the Special Meeting, but are not entitled to attend the Special Meeting or vote on any matter presented at the Special Meeting unless they were also holders of Common Stock as of the Record Date.

This notice and the attached proxy statement constitute the notice required to be given to our stockholders under Section 204 of the DGCL in connection with the ratification contemplated by Proposal 1. Under Sections 204 and 205 of the DGCL, when a matter is submitted for ratification at a stockholder meeting, any claim that a defective corporate act ratified under Section 204 is void or voidable due to the failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that a ratification in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the time a certificate of validation is filed with the Delaware Secretary of State and becomes effective, if applicable, or from the time the stockholders approve, if no certificate of validation is required. If Proposal 1 is approved, the Company expects to file a certificate of validation with regard to the July Amendment promptly after the adjournment of the Special Meeting, and any claim that the filing and effectiveness of the act so ratified is void or voidable due to the failure to receive the requisite stockholder approval at the 2020 Annual Meeting of the Company or that the Delaware Court of Chancery should declare, in its discretion, that the acts so ratified not be effective or be effective only on certain conditions, must be brought within 120 days from the time the certificate of validation is filed with the Secretary of State. Our Board of Directors has approved this ratification pursuant to Section 204 of the DGCL.

Our Board of Directors recommends that stockholders vote “FOR” each of the proposals set forth in this proxy statement.

For the ten days prior to the Special Meeting, a list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder of record for purposes germane to the Special Meeting. You may make a request by calling our corporate headquarters at (424) 268-9444 during regular business hours. If we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. In addition, during the Special Meeting, a live secure link will be provided to any stockholder of record virtually attending the Special Meeting which will provide access to that list of stockholders.

Details regarding admission to the Special Meeting and the business to be conducted at the Special Meeting are described in the accompanying Notice of Special Meeting of Stockholders and related proxy statement. The Company urges you to read the proxy statement carefully and in its entirety.

By Order of the Board of Directors,

Stephen G. Berman,

Secretary

Santa Monica, California

March 16, 2021

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. IF YOU HAVE TELEPHONE OR INTERNET ACCESS, YOU MAY SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS PROVIDED IN THE PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

JAKKS PACIFIC, INC.

2951 28TH STREET

SANTA MONICA, CA 90405

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2021

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of JAKKS Pacific, Inc. (the “Company”) for use at the Special Meeting of Stockholders to be held on April 30, 2021 and at any adjournment of that meeting (the “Special Meeting”). Throughout this Proxy Statement, “we,” “us” and “our” are used to refer to the Company.

We have decided to hold a virtual meeting in light of concerns regarding the COVID-19 pandemic and because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Information on how to vote online while attending the Special Meeting is discussed below.

The Special Meeting will be conducted completely online via the internet and there is no physical location for the Special Meeting. Stockholders may attend and participate in the Special Meeting by visiting www.virtualshareholdermeeting.com/JAKK2021SM. In order to participate in the Special Meeting live via the Internet, you must register www.virtualshareholdermeeting.com/JAKK2021SM by 8:59 p.m., Pacific/11:59 p.m. Eastern Time on April 29, 2021. If you are a registered holder, you must register using the Virtual Control Number included on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Virtual Control Number in order to vote your shares during the Special Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Special Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/JAKK2021SM. Please allow ample time for online check-in, which will begin at 7:30 a.m., Pacific Time/10:30 a.m. Eastern Time, on April 30, 2021.

Voting Securities and Votes Required

At the close of business on March 3, 2021 the record date for the determination of stockholders entitled to vote at the Special Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 5,900,463 shares of our common stock, par value $.001 per share. All holders of our common stock are entitled to one vote per share. The holders of our Series A Senior Preferred Stock had the right to vote as a separate class on the matter being ratified in Proposal 1, which requisite approval of the holders of the Series A Senior Preferred Stock was sought and obtained by the Company through written consent prior to the 2020 Annual Meeting, and therefore they will not participate in the Special Meeting.

A majority of the outstanding shares of our common stock represented in person or by proxy at the Special Meeting will constitute a quorum at the meeting for all matters to be voted on by the holders of our common stock. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Special Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter.

Proposal No. 1 (ratification of the filing and effectiveness of the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 6, 2020 (effective July 9, 2020) (the “July Amendment”) which implemented a reverse stock split of our outstanding common stock in the ratio of 1-for-10 (the “Reverse Stock Split”)) – With respect to the ratification of the July Amendment, under Delaware law, the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the Record Date for the Special Meeting is required for the approval of Proposal 1. As stated above, holders of our Series A Senior Preferred Stock will not be participating at the Special Meeting.

Proposal No. 2 (adjournments) – With respect to the approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting, a majority of the outstanding shares of our common stock represented in person or by proxy at the Special Meeting is required for the approval of Proposal 2.

Abstentions and Broker Non-Votes

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting will have no effect on Proposal 2. An abstention from voting will have the same effect as a vote “AGAINST” the approval of Proposal 1 (ratification of the July Amendment implementing the Reverse Stock Split).

If your shares of our common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you, together with a voting instruction card, by such bank, broker or other nominee. Inasmuch as both Proposals are deemed to be “routine” matters, if you hold shares beneficially in street name and do not provide your broker with voting instructions, your broker may vote your shares FOR both Proposals even if you do not provide your broker with any instructions.

Virtual Meeting Protocols

How to Vote

If you are a stockholder of the Company and your shares of our common stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the proxy materials are being sent directly to you by the Company. If you are a stockholder of record of the Company, you may virtually attend the Special Meeting and vote your shares in person, rather than signing and returning your proxy. If your shares of our common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by such bank, broker or other nominee. As the beneficial owner, you are also invited to virtually attend the Special Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the Special Meeting.

If you are a stockholder with shares registered in your name with the Company’s transfer agent, Computershare Trust Company, N.A., on the Record Date, you may vote online while virtually attending the Special Meeting or vote by proxy by telephone by internet or by mail. Whether or not you plan to virtually attend the Special Meeting, please vote as soon as possible to ensure your vote is counted. You may still virtually attend the Special Meeting and vote in person even if you have already voted by proxy.

•       To vote online at the Special Meeting. To vote online during the Special Meeting, join the virtual Special Meeting at www.virtualshareholdermeeting.com/JAKK2021SM. You will then be prompted to enter the meeting password which you will receive when you register to attend the virtual Special Meeting your unique control number (included on the proxy materials) and then follow the instructions in the Special Meeting portal.

•       To vote by proxy by telephone. To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy materials. Your telephone vote must be received by 8:59 p.m., Pacific/11:59 p.m. Eastern Time on April 29, 2021 to be counted.

•       To vote online not at the Special Meeting. To vote through the Internet without attending the Special Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from your proxy materials. Your Internet vote must be received by 8:59 p.m., Pacific/11:59 p.m. Eastern Time on April 29, 2021 to be counted.

•       To vote by proxy by mail. You may submit your proxy by mail by completing and signing the enclosed proxy card and mailing it to the Company in the enclosed envelope. Provided your proxy card is received prior to the Special Meeting your shares will be voted as you have instructed.

We provide Internet proxy voting to allow you to vote your shares online via proxy prior to the Special Meeting, and Internet voting to allow you to vote your shares during the Special Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Since both Proposals are each considered “routine” matters, your broker will be able to vote your shares of our common stock without specific instructions from you.

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Any stockholder of record voting by proxy has the right to revoke his, her or its proxy at any time before the polls close at the Special Meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of the Company, by providing a duly executed proxy card bearing a later date than the proxy being revoked, or by virtually attending the Special Meeting and voting in person. Attendance (virtually) alone at the Special Meeting will not revoke a proxy. If a stockholder of the Company has instructed a broker to vote his, her or its shares of our common stock that are held in “street name,” the stockholder must follow directions received from his, her or its broker to change those instructions.

Participation

In order to virtually attend the Special Meeting all shareholders will have to pre-register. If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you can register to virtually attend the Special Meeting on the Internet by going to www.virtualshareholdermeeting.com/JAKK2021SM and following the instructions.

If you hold your shares through an intermediary, such as a bank or broker, to register to virtually attend the Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 11:59 p.m. Pacific Time/2:59 a.m. Eastern Time, on April 29, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to virtualmeeting@viewproxy.com

By mail:

Vote Processing

c/o Broadridge

51 Mercedes Way

Edgewood, NY 11717

If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, you can request assistance by email at virtualmeeting@viewproxy.com or call 1-866-612-8937. Technical support will be available starting at 7:00 a.m. Pacific Time/10:00 a.m. Eastern Time a.m. on April 30, 2021.

General Information

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" each of the proposals. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

A proxy may be revoked by the stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary or by voting online during the Special Meeting.

We are distributing the proxy materials to our stockholders on or about March 16, 2021.

For the ten days prior to the Special Meeting, a list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder of record for purposes germane to the Special Meeting. You may make a request by calling our corporate headquarters at (424) 268-9444 during regular business hours or go to virtualmeeting@viewproxy.com. In addition, during the Special Meeting, that list of stockholders will be available for examination by any stockholder of record virtually attending the Special Meeting via a live secure link.

TO RATIFY APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT IN THE RATIO OF 1-FOR-10

(Proposal No. 1)

Background

At the 2020 Annual Meeting, stockholders voted and approved the July Amendment which implemented a Reverse Stock Split in the ratio of 1-for-10. Consistent with the applicable rules concerning the manner in which broker votes are counted for “routine” matters, certain shares of common stock held by brokers and with respect to which the beneficial owner had not provided the broker with voting instructions were voted by the broker in favor of the approval of the July Amendment.

A question has been raised regarding the validity of the vote due to the disclosures contained in the proxy statement for the 2020 Annual Meeting (the “2020 Annual Meeting Proxy Statement”) regarding the authority of brokers/nominees to vote on the July Amendment without instruction and the fact that the stockholders’ votes in favor of the July Amendment (resulting in the implementation of the Reverse Stock Split) were not tabulated in accordance with such disclosure.

As announced on a Current Report on Form 8-K filed with the SEC on June 16, 2020, stockholders approved the July Amendment, and the Company filed the July Amendment. No shares of common stock have been issued since the filing of the July Amendment, except for shares issued in settlement of the Company’s restricted stock units, upon conversion of previously outstanding notes and as per the term of previously existing employment agreements. None of the additional authorized shares of common stock available for issuance due to the implementation of the Reverse Stock Split have been issued or are outstanding as of the date of this proxy statement, except for approximately 4,782 shares issued to round up fractional shares following the implementation of the Reverse Stock Split.

On November 10, 2020, a putative shareholder class action was filed in the United States District Court of Delaware captioned Brown vs. JAKKS Pacific, Inc. et. al, 1:20-cv-01512 alleging breaches of fiduciary duties by our Board regarding the voting results with respect to the July Amendment (and consequently implementation of the Reverse Stock Split) seeking relief under Section 225 of the DGCL (the “Brown Lawsuit”). The Company and the other defendants, our current directors, intend to contest the Brown Lawsuit vigorously.

Our Board, in consultation with counsel, has determined that the description in the 2020 Annual Meeting Proxy Statement of the lack of authority of brokers/nominees to vote on the July Amendment without instruction may create some uncertainty as to the effect of the vote obtained at the 2020 Annual Meeting. While our Board believes it was and is appropriate to include the votes brokers cast pursuant to their discretionary authority and that the July Amendment has been properly approved and is effective, out of an abundance of caution, our Board has unanimously resolved to submit Proposal 1 (ratification of the July Amendment) for approval of the stockholders to ratify the filing and effectiveness of the July Amendment pursuant to Section 204 of the DGCL to eliminate any uncertainty related to the effectiveness of this corporate act. If Proposal 1(ratification of the July Amendment) is approved by our stockholders and becomes effective, the ratification will be retroactive to July 9, 2020, which was the date of the filing of the July Amendment with the Secretary of State of the State of Delaware.

Section 204 of the DGCL allows a Delaware corporation, by following specified procedures, to ratify a corporate act retroactive to the date the corporate act was originally taken.  While the Company does not believe that the July Amendment is invalid and ineffective, our Board determined that it would be advisable and in the best interests of the Company and its stockholders to ratify the filing and effectiveness of the July Amendment pursuant to Section 204 of the DGCL to eliminate any uncertainty related to its validity or effectiveness. Our Board also recommended that our stockholders approve Proposal 1, and directed that the ratification of the July Amendment be submitted to our stockholders for approval.

The July Amendment does not change the authorized number of shares of Common Stock or preferred stock of the Company, or the par value of the Company’s Common Stock or preferred stock. Except for the shares issuable upon the conversion of our outstanding convertible notes or the exercise of outstanding awards under our equity compensation plans, we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of Common Stock.

The text of the July Amendment is set forth on Appendix A hereto. As explained below, the primary reason for implementing the July Amendment was to meet a listing requirement of Nasdaq. The Board has determined that the Reverse Stock Split is in the best interests of the Company and its stockholders. Our Board recommends that you vote “FOR” Proposal 1.

Background and Reasons for the Reverse Stock Split ; Potential Consequences of the Reverse Stock Split

On June 24, 2019, we received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) notifying us that for the previous 30 consecutive business days the bid price of our Common Stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had 180 calendar days, or until December 23, 2019, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of our Common Stock must have been at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period. Inasmuch as we did not achieve compliance with the Minimum Bid Requirement during such period we received a further notice advising us that we would be delisted. We appealed the delisting determination to a Nasdaq hearing panel and the delisting was stayed pending the panel’s determination. At such hearing, we presented a plan to regain compliance, which plan included implementation of a reverse stock split if necessary, and Nasdaq granted our request for continued listing, subject to the requirement that we shall have demonstrated compliance with Nasdaq listing Rule 5450(a)(1) on or before June 23, 2020. The COVID-19 pandemic prompted Nasdaq to allow an extended timeline to regain compliance, if necessary, which extended such date until September 7, 2020.

The July Amendment allowing us to implement the Reverse Stock Split was part of our plan to regain compliance with the Minimum Bid Requirement. If we were not able to regain compliance with the Minimum Bid Requirement in the applicable time period, our Common Stock would have become subject to delisting from the NASDAQ Global Select Market.

In addition to addressing the Minimum Bid Requirement issue, we believe that the implementation of the Reverse Stock Split, by increasing our stock price, makes our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the market price of our Common Stock prior to implementation of the Reverse Stock Split may have affected its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the then-current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Accordingly, we believe that implementation of the Reverse Stock Split makes our Common Stock a more attractive and cost effective investment for investors.

In addition to increasing the price of our Common Stock, we believe that the Reverse Stock Split provides the Company and its stockholders with other benefits. Currently, the fees that we pay to list our shares on Nasdaq are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the Securities and Exchange Commission (“SEC”) to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Notwithstanding the decrease in the number of issued and outstanding shares following the implementation of the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the 1934 Securities and Exchange Act as promulgated by the SEC (the “Exchange Act”).

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

As of the effective date of the Reverse Stock Split, each holder of our Common Stock owned 90% fewer shares of Common Stock and the total number of issued and outstanding shares of Common Stock was similarly reduced.

The Reverse Stock Split affected all holders of our Common Stock uniformly and did not affect any stockholder’s percentage ownership interest in the Company, except that, as described herein under “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split had such fractional share rounded up to the next highest whole number. In addition, the Reverse Stock Split did not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split continued to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split (subject to adjustment for treating fractional shares, but such adjustment is expected to be statistically insignificant).

The number of stockholders of record was not be affected by the Reverse Stock Split.

The Reverse Stock Split may have resulted in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split our Common Stock received a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers. Since the Reverse Stock Split, we continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Effect of the Reverse Stock Split on Holders of our Series A Preferred Stock

The July Amendment and implementation of the Reverse Stock Split did not have any impact on the outstanding shares of Series A Senior Preferred Stock nor on any authorized but unissued shares of preferred stock.

Effect of the Reverse Stock Split on Holders of our Convertible Notes

The conversion rate for the Oasis notes was decreased in proportion to the ratio of the Reverse Stock Split.

Authorized Shares of Common Stock

The Reverse Stock Split did not change the number of authorized shares of our Common Stock under our Amended and Restated Certificate of Incorporation. Inasmuch as the number of issued shares of Common Stock decreased as a result of the Reverse Stock Split, the number of shares of Common Stock available for issuance increased. Currently, we are authorized to issue up to a total of 105,000,000 shares of capital stock, comprised of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. Except for the shares issuable upon the exercise or conversion of outstanding awards under our equity compensation plans, issuance of securities as compensation and/or bonus, whether discretionary or as required by existing agreements, and conversion of our outstanding convertible notes, we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of Common Stock.

By increasing the number of authorized but unissued shares of Common Stock available for issuance, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company, and the Board has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Fractional Shares

Fractional shares were not issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares of our Common Stock as a result of the Reverse Stock Split were rounded up to the next highest whole number resulting in the issuance of an aggregate of 4,782 shares.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware or our Amended and Restated Certificate of Incorporation or Second Amended and Restated By-Laws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders' Common Stock.

Effect of the Reverse Stock Split on Equity Compensation Plans and Awards

All of our outstanding equity compensation plan awards have been issued pursuant to the 2002 Plan.

Under the 2002 Plan, in connection with any Reverse Stock Split, the following adjustments will occur automatically, with the Compensation Committee to make all determinations, perform all acts, and exercise all powers and authority necessary or advisable to implement such adjustments: (i) the number of shares of Common Stock that may be acquired under any then outstanding 2002 Plan award will be decreased in proportion to the ratio of the Reverse Stock Split; and (ii) the price (including the exercise price) for each share of Common Stock subject to then outstanding 2002 Plan awards will be increased in proportion to the ratio of the Reverse Stock Split, without changing the aggregate purchase price or value as to which outstanding 2002 Plan awards remain exercisable or subject to restrictions, subject to any rounding as described below.

No fractional interest will be issued under the 2002 Plan on account of the Reverse Stock Split. In connection with the proportionate adjustments described in the preceding paragraph, the number of shares of Common Stock issuable upon exercise or conversion of outstanding 2002 Plan awards will be rounded up to the nearest whole share and the exercise prices will be rounded down to the nearest cent, and no cash or other payments will be made in respect of such rounding.

The Compensation Committee’s determination as to the implementation of the adjustments noted above will be final, binding, and conclusive. The Committee will promptly provide each 2002 Plan participant with a notice setting forth, in reasonable detail, the event requiring adjustments (i.e., the Reverse Stock Split), the amount of the adjustments, the method by which the adjustments were calculated, and the change in price and the number of shares of Common Stock subject to each 2002 Plan award after giving effect to the adjustments.

The maximum number of shares of Common Stock available under the 2002 Plan or in connection with 2002 Plan awards was not impacted by implementation of the Reverse Stock Split as they were adjusted proportionately.

Regulatory Effects

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split did not affect the registration of the Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC and the Common Stock continues to trade on the NASDAQ under the symbol “JAKK”.

Filing of a Certificate of Validation

Upon the receipt of the required vote of the stockholders to approve Proposal 1 (to ratify the July Amendment), we will file a Certificate of Validation with respect to the July Amendment with the Secretary of State of the State of Delaware. The time that the filing of this Certificate of Validation with the Secretary of State of the State of Delaware becomes effective in accordance with the DGCL will be the validation effective time of the ratification proposal within the meaning of Section 204 of the DGCL.

Effect of Ratification Retroactive Validation of the Share Increase Amendment

When the Certificate of Validation becomes effective in accordance with the DGCL, the July Amendment will no longer be deemed void or voidable as a result of the potential failure of authorization described above, and the effect of the ratification will be retroactive to July 9, 2020, which was the effective time of the original filing of the July Amendment with the Secretary of State of the State of Delaware.

Interests of Certain Persons in the Proposal

Certain of the Company’s officers and directors have an interest in this proposal as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Beneficial Ownership of Securities” below. However, the Company does not believe that its officers or directors have interests in the Reverse Stock Split that are different from or greater than those of any other stockholder of the Company.

Accounting Matters

The July Amendment did not (and its ratification will not) affect the par value of our Common Stock per share, which will remain $0.001 per share. As a result, as of the effective time of the July Amendment implementing the Reverse Stock Split, the stated capital attributable to Common Stock and the additional paid-in capital on our balance sheet did, in total, not change. However, the allocation between the stated capital attributable to Common Stock and the additional paid-in capital on our balance sheet did change because there are now fewer shares of Common Stock outstanding. The stated capital attributable to Common Stock decreased, and in turn, the stated capital attributable to the additional paid-in capital increased. Further, reported per share net income or loss will be higher because there are fewer shares of Common Stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock. This discussion is based on the Tax Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in each case in effect as of the date of the 2020 Annual Meeting Proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder and affect the accuracy of this discussion.

We have not sought and will not seek any rulings from the IRS or an opinion from legal or tax counsel regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:

•an individual who is a citizen or resident of the United States;

•a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States person” (within the meaning of Section 7701(a)(30) of the Tax Code) or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Tax Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the alternative minimum tax or the Medicare contribution surtax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including banks and other financial institutions, tax-exempt organizations, partnerships, S corporations, and other pass-through entities (and investors in such pass-through entities), insurance companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts, regulated investment companies, mutual funds, dealers, brokers, or traders in securities, commodities, or currencies, traders in securities that elect a mark-to-market method of accounting, holders subject to the alternative minimum tax, holders who acquired Common Stock pursuant to the exercise of employee stock options, through a qualified retirement plan, or otherwise as compensation, holders that actually or constructively own more than 5% of our outstanding stock, holders that hold Common Stock as part of a straddle, hedge, constructive sale, conversion, or integrated transaction for U.S. federal income tax purposes, holders that are not U.S. Holders, and U.S. Holders that have a functional currency other than the U.S. dollar.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Accordingly, partnerships (and other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Common Stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, or state, local and non-U.S. tax law consequences of the Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the implementation of the Reverse Stock Split.

ALL HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Tax Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the implementation of the Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock held immediately after implementation of the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of Common Stock held immediately before implementation of the Reverse Stock Split (reduced by the amount of such basis that is allocated to any fractional share of our Common Stock). The U.S. Holder’s holding period in the shares of Common Stock held immediately after implementation of the Reverse Stock Split should include the holding period in the shares of Common Stock held immediately before implementation of the Reverse Stock Split. U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of Common Stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

For illustrative purposes only, the following table shows the approximate effect on our Common Stock of a 1-for-10 Reverse Stock Split, as of May 1, 2020, based upon 35,548,049 shares outstanding on such date:

10:1
Number of issued and outstanding shares prior to Reverse Stock Split	35,548,049
Number of authorized but unissued shares prior to Reverse Stock Split	64,451,951
Number of issued and outstanding shares following Reverse Stock Split	3,554,805
Number of authorized but unissued shares following Reverse Stock Split	96,445,195
Number of issued and outstanding shares prior to Reverse Stock Split – fully diluted	74,118,761
Number of issued and outstanding shares following Reverse Stock Split - fully diluted	7,411,876

(i) Subject to adjustment for fractional shares in connection with the Reverse Stock Split.

(ii) Fully diluted includes shares of Common Stock reserved for issuance (i) upon the settlement of currently outstanding restricted stock units and (ii) upon the conversion of our outstanding Series A Senior Preferred Stock.

Consequences if Proposal 1 is Not Approved by the Stockholders

If Proposal 1 (ratification of the July Amendment) is not approved by the requisite vote of our stockholders, we will not be able to file the Certificate of Validation in order to ratify the filing and effectiveness of the July Amendment pursuant to Section 204 of the DGCL. The failure to ratify the filing and effectiveness of the July Amendment under Section 204 may leave us exposed to claims that (i) the vote on the July Amendment was not correctly tabulated; (ii) that the Reverse Stock Split therefore was not validly implemented, and (iii) as a result, we may no longer qualify for listing on Nasdaq. Delisting from Nasdaq might significantly affect the ability of investors to trade our securities and would have likely adversely affected our ability to raise additional financing through the public or private sale of equity securities. Delisting would have also likely negatively affected the value and liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. Additionally, failure to ratify the filing and effectiveness of the July Amendment under Section 204 could cause the Company to be unable to validate our total outstanding shares of Common Stock in connection with any strategic transaction that our Board may determine is advisable, including, without limitation, a sale of the Company, a business combination, merger or reverse merger, or a license or other disposition of corporate assets of the Company.

Time Limitations on Legal Challenges to the Ratification of the July Amendment

If Proposal 1 (ratification of the July Amendment) becomes effective, under the DGCL, any claim that the July Amendment ratified at the Special Meeting is void or voidable due to the failure to receive the requisite stockholder vote for its adoption, or that the Delaware Court of Chancery should declare in its discretion that the ratification proposal (Proposal 1) not be effective or be effective only on certain conditions, must be brought within 120 days from the time that the filing of the Certificate of Validation with the Secretary of State of the State of Delaware becomes effective in accordance with the DGCL.

Vote Required

Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock. Abstentions and failing to vote will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast. Broker non-votes will be considered votes “FOR” the adoption of the proposal.

Our Board Has Approved this Ratification

Section 204 of the DGCL allows a Delaware corporation, by following specified procedures, to ratify a corporate act retroactive to the date the corporate act was originally taken. The Company does not believe that it is clear that the July Amendment is invalid and ineffective. However, on February 15, 2021, our Board determined that it would be advisable and in the best interests of the Company and its stockholders to ratify the filing and effectiveness of the July Amendment pursuant to Section 204 of the DGCL to eliminate any uncertainty related to its validity or effectiveness and unanimously adopted the resolutions attached hereto as Appendix B (such resolutions are incorporated herein by reference) approving the ratification. Our Board also recommended that our stockholders approve the ratification for purposes of Section 204, and directed that ratification be submitted to our stockholders for approval.

The text of sections 204 and 205 of the DGCL are attached hereto as Appendix C.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the July Amendment.

PROPOSAL 2—APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

We are asking you to approve a proposal to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting. If our stockholders approve this proposal, we could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of Proposal 1. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of Proposal 1 such that Proposal 1 would be defeated, we could adjourn the Special Meeting without a vote on the approval of Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of approval of Proposal 1. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

Our Board believes that it is in the best interests of the Company and our stockholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of Proposal 1 if there are insufficient votes to approve any such proposals at the time of the Special Meeting or if no quorum is present at the Special Meeting.

Vote Required

Proposal 2 will be approved if the number of votes cast “FOR” the Proposal 2 at the Special Meeting exceeds the number of votes cast “AGAINST” the Proposal 2. Broker non-votes will be considered votes “FOR” the adoption of the proposal.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR approval of an adjournment if deemed necessary.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 3, 2021 with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership (3)		Percent of Outstanding Shares (4)
Oasis Management Company Ltd.	177,085	(5)	3.0%
Hong Kong Meisheng Cultural Company Limited	523,954	(6)	8.9
Benefit Street Partners, L.L.C.	236,292	(7)	4.0
Lawrence I. Rosen	522,101	(8)	8.8
Stephen G. Berman	538,241	(9)	9.1
John L. Kimble	33,683	(10)	*
John J. McGrath	160,164	(11)	2.7
Alexander Shoghi	12,564	(12)	*
Zhao Xiaoqiang	9,629	(13)	*
Andrew Axelrod	-		-
Matthew Winkler	-		-
Joshua Cascade	-		-
Carole Levine	-		-
All Directors and executive officers as a group (9 persons)	754,281	(14)	12.8

*	Less than 1% of our outstanding shares.

(1)	Unless otherwise indicated, such person’s address is c/o JAKKS Pacific, Inc., 2951 28th Street, Santa Monica, California 90405.
(2)

The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The percentage of our outstanding shares is calculated by including among the shares owned by such person any shares which such person or entity has the right to acquire within 60 days after February 23, 2021. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(3)	Except as otherwise indicated, exercises sole voting power and sole investment power with respect to such shares.
(4)

Based upon 5,900,463 shares outstanding on March 3, 2021. Does not include, unless noted otherwise, any shares of common stock issuable upon the conversion of any outstanding convertible senior notes or Restricted Stock Units (“RSUs”). All share amounts reflect the 1-for-10 Reverse Stock Split, effective July 9, 2020.

(5)	The address of Oasis Management Company Ltd. is c/o Oasis Management (Hong Kong) LLC, 21/F Man Yee Building, 68 Des Voeux Road, Central, Hong Kong. Possesses shared voting and dispositive power of such shares. Does not include 2,101,423 shares of common stock underlying convertible senior notes. If all such notes were currently converted this beneficial owner would own 28.5% of the outstanding stock. Information presented in this Item with respect to this beneficial owner was extracted from the Schedule 13D/A filed on May 16, 2019.
(6)

The address of Hong Kong Meisheng Culture Company Ltd is Room 1901, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong. Zhao Xiaoqiang, executive director of this entity, is a director of the Company. Possesses shared voting and dispositive power with respect to all of such shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13D/A filed on January 26, 2018.

(7)

The address of Benefit Street Partners, L.L.C. is c/o Benefit Street Partners L.L.C., 9 West 57th Street, Suite 4920, New York, NY 10019. Possesses shared voting and dispositive power with respect to all of such shares. Does not include 1,952,072 shares of common stock underlying convertible senior notes. If all such notes were currently converted this beneficial owner would own 27.9% of the outstanding stock.  Information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13D filed on March 3, 2021.

(8)

The address of Mr. Rosen is 1578 Sussex Turnpike (Bldg. 5), Randolph, NJ 07869. Possesses shared voting and dispositive power with respect to all of such shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13G/A filed on March 3, 2021.

(9)

All of such shares were issued pursuant to the terms of Mr. Berman’s January 1, 2003 Employment Agreement (as amended to date) and all of such shares are subject to the terms of Restricted Stock Award Agreements with Mr. Berman (the “Berman Agreements”). The Berman Agreements provide that Mr. Berman will forfeit his rights to up to 232,222 shares unless certain performance conditions are met, as described in the Berman Agreements, whereupon the forfeited shares will become authorized but unissued shares of our common stock and 160,828 shares are subject to vesting over time. Unvested shares have no voting rights and may not be sold, mortgaged, pledged, transferred or otherwise encumbered prior to vesting. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors.

(10)

Does not include 100,200 shares underlying currently unvested restricted stock units (“RSUs”) which will vest pursuant to the terms of Mr. Kimble’s November 18, 2019 Employment Agreement, which RSUs are further subject to the terms of our Restricted Stock Unit Award Agreements with Mr. Kimble. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors.

(11)

All of such shares were issued pursuant to the terms of Mr. McGrath’s March 4, 2010 Employment Agreement (as amended to date) and all of such shares are subject to the terms of Restricted Stock Award Agreements with Mr. McGrath (the “McGrath Agreements”). The McGrath Agreements provide that Mr. McGrath will forfeit his rights to up to 66,351shares unless certain performance conditions are met, as described in the McGrath Agreements, whereupon the forfeited shares will become authorized but unissued shares of our common stock and 48,466 shares are subject to vesting over time. Unvested shares have no voting rights and may not be sold, mortgaged, pledged, transferred or otherwise encumbered prior to vesting. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors.

(12)

Consists of 12,564 shares of common stock issued pursuant to our 2002 Stock Award and Incentive Plan (the “2002 Plan”). Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors. Does not include the 2,325,227 shares (including shares underlying convertible senior notes) owned by Oasis Management Company Ltd. reported above, of which entity Alex Shoghi is a portfolio manager.

(13)

Consists of 9,629 shares of common stock issued pursuant to our 2002 Plan. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors. Does not include the 523,954 shares owned by Hong Kong Meisheng Cultural Company Limited reported above, of which entity Zhao Xiaoqiang is executive director.

(14)

Does not include any shares underlying RSUs. Does not include the 523,954 shares owned by Hong Kong Meisheng Cultural Company Limited reported above, of which entity Zhao Xiaoqiang is executive director, or the 2,278,508 shares reported above as owned by Oasis Management Company Ltd, of which entity Alex Shoghi is a portfolio manager, or the 2,188,364 shares reported above as owned by Benefit Street Partners, L.L.C., of which entity Matthew Winkler is a managing director.

By Order of the Board of Directors,
Stephen G. Berman,
Secretary
March 16, 2021

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL

VIRTUALLY ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO

VIRTUALLY ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND

RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR VOTE ONLINE OR BY TELEPHONE. STOCKHOLDERS WHO ATTEND THE VIRTUAL SPECIAL MEETING MAY VOTE THEIR

SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

The Amended and Restated Certificate of Incorporation was amended as follows:

CERTIFICATE OF AMENDMENT

OF

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

JAKKS PACIFIC, INC.

Under Section 242 of the Delaware General Corporation Law

JAKKS Pacific, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby further amended by adding the following paragraph at the end of Article Fourth:

Upon the filing (the time of such filing, the “Effective Time”) pursuant to the Delaware General Corporation Law and this amendment to the Corporation’s Amended and Restated Certificate of Incorporation, each ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or obliged to be issued shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split ”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number (after aggregating all fractional shares to be received by a holder). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this 29th day of June, 2020.

/s/ STEPHEN G. BERMAN
Stephen G. Berman
Chief Executive Officer & President

A-1

APPENDIX B

RESOLVED, that a special meeting of the Company’s shareholders be held on April 30, 2021, at such place in the Los Angeles, California metropolitan area selected by management, to ratify the filing and effectiveness of the Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 6, 2020 (effective July 9, 2020) which implemented a Reverse Stock Split of the Company’s outstanding common stock in the ratio of 1-for-10, and for such other business as may come before the meeting or any adjournment thereof, and it was further

RESOLVED, that the record date for the determination of the shareholders entitled to vote at such meeting be March 3, 2021, and it was further

RESOLVED, that each of the officers of the Company is authorized to prepare and mail a proxy statement to all shareholders of the Company seeking shareholder approval of the above matters, and to prepare, execute and deliver such other documents and instruments and take such other action as any of them may deem to be necessary or advisable for the conduct of the annual meeting.

B-1

APPENDIX C

§ 204. Ratification of defective corporate acts and stock [For application of this section, see 80 Del. Laws, c. 40, § 16, and 81 Del. Laws, c. 354, §  16].

(a) Subject to subsection (f) of this section, no defective corporate act or putative stock shall be void or voidable solely as a result of a failure of authorization if ratified as provided in this section or validated by the Court of Chancery in a proceeding brought under § 205 of this title.

(b) (1) In order to ratify 1 or more defective corporate acts pursuant to this section (other than the ratification of an election of the initial board of directors pursuant to paragraph (b)(2) of this section), the board of directors of the corporation shall adopt resolutions stating:

(A) The defective corporate act or acts to be ratified;

(B) The date of each defective corporate act or acts;

(C) If such defective corporate act or acts involved the issuance of shares of putative stock, the number and type of shares of putative stock issued and the date or dates upon which such putative shares were purported to have been issued;

(D) The nature of the failure of authorization in respect of each defective corporate act to be ratified; and

(E) That the board of directors approves the ratification of the defective corporate act or acts.

Such resolutions may also provide that, at any time before the validation effective time in respect of any defective corporate act set forth therein, notwithstanding the approval of the ratification of such defective corporate act by stockholders, the board of directors may abandon the ratification of such defective corporate act without further action of the stockholders. The quorum and voting requirements applicable to the ratification by the board of directors of any defective corporate act shall be the quorum and voting requirements applicable to the type of defective corporate act proposed to be ratified at the time the board adopts the resolutions ratifying the defective corporate act; provided that if the certificate of incorporation or bylaws of the corporation, any plan or agreement to which the corporation was a party or any provision of this title, in each case as in effect as of the time of the defective corporate act, would have required a larger number or portion of directors or of specified directors for a quorum to be present or to approve the defective corporate act, such larger number or portion of such directors or such specified directors shall be required for a quorum to be present or to adopt the resolutions to ratify the defective corporate act, as applicable, except that the presence or approval of any director elected, appointed or nominated by holders of any class or series of which no shares are then outstanding, or by any person that is no longer a stockholder, shall not be required.

(2) In order to ratify a defective corporate act in respect of the election of the initial board of directors of the corporation pursuant to § 108 of this title, a majority of the persons who, at the time the resolutions required by this paragraph (b)(2) of this section are adopted, are exercising the powers of directors under claim and color of an election or appointment as such may adopt resolutions stating:

(A) The name of the person or persons who first took action in the name of the corporation as the initial board of directors of the corporation;

(B) The earlier of the date on which such persons first took such action or were purported to have been elected as the initial board of directors; and

(C) That the ratification of the election of such person or persons as the initial board of directors is approved.

(c) Each defective corporate act ratified pursuant to paragraph (b)(1) of this section shall be submitted to stockholders for approval as provided in subsection (d) of this section, unless:

(1) (A) No other provision of this title, and no provision of the certificate of incorporation or bylaws of the corporation, or of any plan or agreement to which the corporation is a party, would have required stockholder approval of such defective corporate act to be ratified, either at the time of such defective corporate act or at the time the board of directors adopts the resolutions ratifying such defective corporate act pursuant to paragraph (b)(1) of this section; and

(B) Such defective corporate act did not result from a failure to comply with § 203 of this title; or

(2) As of the record date for determining the stockholders entitled to vote on the ratification of such defective corporate act, there are no shares of valid stock outstanding and entitled to vote thereon, regardless of whether there then exist any shares of putative stock.

(d) If the ratification of a defective corporate act is required to be submitted to stockholders for approval pursuant to subsection (c) of this section, due notice of the time, place, if any, and purpose of the meeting shall be given at least 20 days before the date of the meeting to each holder of valid stock and putative stock, whether voting or nonvoting, at the address of such holder as it appears or most recently appeared, as appropriate, on the records of the corporation. The notice shall also be given to the holders of record of valid stock and putative stock, whether voting or nonvoting, as of the time of the defective corporate act (or, in the case of any defective corporate act that involved the establishment of a record date for notice of or voting at any meeting of stockholders, for action by written consent of stockholders in lieu of a meeting, or for any other purpose, the record date for notice of or voting at such meeting, the record date for action by written consent, or the record date for such other action, as the case may be), other than holders whose identities or addresses cannot be determined from the records of the corporation. The notice shall contain a copy of the resolutions adopted by the board of directors pursuant to paragraph (b)(1) of this section or the information required by paragraphs (b)(1)(A) through (E) of this section and a statement that any claim that the defective corporate act or putative stock ratified hereunder is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification in accordance with this section not be effective or be effective only on certain conditions must be brought within 120 days from the applicable validation effective time. At such meeting, the quorum and voting requirements applicable to ratification of such defective corporate act shall be the quorum and voting requirements applicable to the type of defective corporate act proposed to be ratified at the time of the approval of the ratification, except that:

(1) If the certificate of incorporation or bylaws of the corporation, any plan or agreement to which the corporation was a party or any provision of this title in effect as of the time of the defective corporate act would have required a larger number or portion of stock or of any class or series thereof or of specified stockholders for a quorum to be present or to approve the defective corporate act, the presence or approval of such larger number or portion of stock or of such class or series thereof or of such specified stockholders shall be required for a quorum to be present or to approve the ratification of the defective corporate act, as applicable, except that the presence or approval of shares of any class or series of which no shares are then outstanding, or of any person that is no longer a stockholder, shall not be required;

(2) The approval by stockholders of the ratification of the election of a director shall require the affirmative vote of the majority of shares present at the meeting and entitled to vote on the election of such director, except that if the certificate of incorporation or bylaws of the corporation then in effect or in effect at the time of the defective election require or required a larger number or portion of stock or of any class or series thereof or of specified stockholders to elect such director, the affirmative vote of such larger number or portion of stock or of any class or series thereof or of such specified stockholders shall be required to ratify the election of such director, except that the presence or approval of shares of any class or series of which no shares are then outstanding, or of any person that is no longer a stockholder, shall not be required; and

(3) In the event of a failure of authorization resulting from failure to comply with the provisions of § 203 of this title, the ratification of the defective corporate act shall require the vote set forth in § 203(a)(3) of this title, regardless of whether such vote would have otherwise been required.

Shares of putative stock on the record date for determining stockholders entitled to vote on any matter submitted to stockholders pursuant to subsection (c) of this section (and without giving effect to any ratification that becomes effective after such record date) shall neither be entitled to vote nor counted for quorum purposes in any vote to ratify any defective corporate act.

(e) If a defective corporate act ratified pursuant to this section would have required under any other section of this title the filing of a certificate in accordance with § 103 of this title, then, whether or not a certificate was previously filed in respect of such defective corporate act and in lieu of filing the certificate otherwise required by this title, the corporation shall file a certificate of validation with respect to such defective corporate act in accordance with § 103 of this title. A separate certificate of validation shall be required for each defective corporate act requiring the filing of a certificate of validation under this section, except that (i) 2 or more defective corporate acts may be included in a single certificate of validation if the corporation filed, or to comply with this title would have filed, a single certificate under another provision of this title to effect such acts, and (ii) 2 or more overissues of shares of any class, classes or series of stock may be included in a single certificate of validation, provided that the increase in the number of authorized shares of each such class or series set forth in the certificate of validation shall be effective as of the date of the first such overissue. The certificate of validation shall set forth:

(1) Each defective corporate act that is the subject of the certificate of validation (including, in the case of any defective corporate act involving the issuance of shares of putative stock, the number and type of shares of putative stock issued and the date or dates upon which such putative shares were purported to have been issued), the date of such defective corporate act, and the nature of the failure of authorization in respect of such defective corporate act;

(2) A statement that such defective corporate act was ratified in accordance with this section, including the date on which the board of directors ratified such defective corporate act and the date, if any, on which the stockholders approved the ratification of such defective corporate act; and

(3) Information required by 1 of the following paragraphs:

a. If a certificate was previously filed under § 103 of this title in respect of such defective corporate act and no changes to such certificate are required to give effect to such defective corporate act in accordance with this section, the certificate of validation shall set forth (x) the name, title and filing date of the certificate previously filed and of any certificate of correction thereto and (y) a statement that a copy of the certificate previously filed, together with any certificate of correction thereto, is attached as an exhibit to the certificate of validation;

b. If a certificate was previously filed under § 103 of this title in respect of the defective corporate act and such certificate requires any change to give effect to the defective corporate act in accordance with this section (including a change to the date and time of the effectiveness of such certificate), the certificate of validation shall set forth (x) the name, title and filing date of the certificate so previously filed and of any certificate of correction thereto, (y) a statement that a certificate containing all of the information required to be included under the applicable section or sections of this title to give effect to the defective corporate act is attached as an exhibit to the certificate of validation, and (z) the date and time that such certificate shall be deemed to have become effective pursuant to this section; or

c. If a certificate was not previously filed under § 103 of this title in respect of the defective corporate act and the defective corporate act ratified pursuant to this section would have required under any other section of this title the filing of a certificate in accordance with § 103 of this title, the certificate of validation shall set forth (x) a statement that a certificate containing all of the information required to be included under the applicable section or sections of this title to give effect to the defective corporate act is attached as an exhibit to the certificate of validation, and (y) the date and time that such certificate shall be deemed to have become effective pursuant to this section.

A certificate attached to a certificate of validation pursuant to paragraph (e)(3)b. or c. of this section need not be separately executed and acknowledged and need not include any statement required by any other section of this title that such instrument has been approved and adopted in accordance with the provisions of such other section.

(f) From and after the validation effective time, unless otherwise determined in an action brought pursuant to § 205 of this title:

(1) Subject to the last sentence of subsection (d) of this section, each defective corporate act ratified in accordance with this section shall no longer be deemed void or voidable as a result of the failure of authorization described in the resolutions adopted pursuant to subsection (b) of this section and such effect shall be retroactive to the time of the defective corporate act; and

(2) Subject to the last sentence of subsection (d) of this section, each share or fraction of a share of putative stock issued or purportedly issued pursuant to any such defective corporate act shall no longer be deemed void or voidable and shall be deemed to be an identical share or fraction of a share of outstanding stock as of the time it was purportedly issued.

(g) In respect of each defective corporate act ratified by the board of directors pursuant to subsection (b) of this section, prompt notice of the ratification shall be given to all holders of valid stock and putative stock, whether voting or nonvoting, as of the date the board of directors adopts the resolutions approving such defective corporate act, or as of a date within 60 days after such date of adoption, as established by the board of directors, at the address of such holder as it appears or most recently appeared, as appropriate, on the records of the corporation. The notice shall also be given to the holders of record of valid stock and putative stock, whether voting or nonvoting, as of the time of the defective corporate act, other than holders whose identities or addresses cannot be determined from the records of the corporation. The notice shall contain a copy of the resolutions adopted pursuant to subsection (b) of this section or the information specified in paragraphs (b)(1)(A) through (E) or paragraphs (b)(2)(A) through (C) of this section, as applicable, and a statement that any claim that the defective corporate act or putative stock ratified hereunder is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification in accordance with this section not be effective or be effective only on certain conditions must be brought within 120 days from the later of the validation effective time or the time at which the notice required by this subsection is given. Notwithstanding the foregoing, (i) no such notice shall be required if notice of the ratification of the defective corporate act is to be given in accordance with subsection (d) of this section, and (ii) in the case of a corporation that has a class of stock listed on a national securities exchange, the notice required by this subsection and the second sentence of subsection (d) of this section may be deemed given if disclosed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to § 13, §  14 or §  15(d) (15 U.S.C. § 78m, §  77n or §  78o(d)) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or the corresponding provisions of any subsequent United States federal securities laws, rules or regulations. If any defective corporate act has been approved by stockholders acting pursuant to § 228 of this title, the notice required by this subsection may be included in any notice required to be given pursuant to § 228(e) of this title and, if so given, shall be sent to the stockholders entitled thereto under § 228(e) and to all holders of valid and putative stock to whom notice would be required under this subsection if the defective corporate act had been approved at a meeting other than any stockholder who approved the action by consent in lieu of a meeting pursuant to § 228 of this title or any holder of putative stock who otherwise consented thereto in writing. Solely for purposes of subsection (d) of this section and this subsection, notice to holders of putative stock, and notice to holders of valid stock and putative stock as of the time of the defective corporate act, shall be treated as notice to holders of valid stock for purposes of §§ 222 and 228, 229, 230, 232 and 233 of this title.

(h) As used in this section and in § 205 of this title only, the term:

(1) “Defective corporate act” means an overissue, an election or appointment of directors that is void or voidable due to a failure of authorization, or any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation under subchapter II of this chapter (without regard to the failure of authorization identified in § 204(b)(1)(D) of this title), but is void or voidable due to a failure of authorization;

(2) “Failure of authorization” means: (i) the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable; or (ii) the failure of the board of directors or any officer of the corporation to authorize or approve any act or transaction taken by or on behalf of the corporation that would have required for its due authorization the approval of the board of directors or such officer;

(3) “Overissue” means the purported issuance of:

a. Shares of capital stock of a class or series in excess of the number of shares of such class or series the corporation has the power to issue under § 161 of this title at the time of such issuance; or

b. Shares of any class or series of capital stock that is not then authorized for issuance by the certificate of incorporation of the corporation;

(4) “Putative stock” means the shares of any class or series of capital stock of the corporation (including shares issued upon exercise of options, rights, warrants or other securities convertible into shares of capital stock of the corporation, or interests with respect thereto that were created or issued pursuant to a defective corporate act) that:

a. But for any failure of authorization, would constitute valid stock; or

b. Cannot be determined by the board of directors to be valid stock;

(5) “Time of the defective corporate act” means the date and time the defective corporate act was purported to have been taken;

(6) “Validation effective time” with respect to any defective corporate act ratified pursuant to this section means the latest of:

a. The time at which the defective corporate act submitted to the stockholders for approval pursuant to subsection (c) of this section is approved by such stockholders or if no such vote of stockholders is required to approve the ratification of the defective corporate act, the time at which the board of directors adopts the resolutions required by paragraph (b)(1) or (b)(2) of this section;

b. Where no certificate of validation is required to be filed pursuant to subsection (e) of this section, the time, if any, specified by the board of directors in the resolutions adopted pursuant to paragraph (b)(1) or (b)(2) of this section, which time shall not precede the time at which such resolutions are adopted; and

c. The time at which any certificate of validation filed pursuant to subsection (e) of this section shall become effective in accordance with § 103 of this title.

(7) “Valid stock” means the shares of any class or series of capital stock of the corporation that have been duly authorized and validly issued in accordance with this title.

In the absence of actual fraud in the transaction, the judgment of the board of directors that shares of stock are valid stock or putative stock shall be conclusive, unless otherwise determined by the Court of Chancery in a proceeding brought pursuant to § 205 of this title.

(i) Ratification under this section or validation under § 205 of this title shall not be deemed to be the exclusive means of ratifying or validating any act or transaction taken by or on behalf of the corporation, including any defective corporate act, or any issuance of stock, including any putative stock, or of adopting or endorsing any act or transaction taken by or in the name of the corporation prior to the commencement of its existence, and the absence or failure of ratification in accordance with either this section or validation under § 205 of this title shall not, of itself, affect the validity or effectiveness of any act or transaction or the issuance of any stock properly ratified under common law or otherwise, nor shall it create a presumption that any such act or transaction is or was a defective corporate act or that such stock is void or voidable.

§ 205. Proceedings regarding validity of defective corporate acts and stock [For application of this section, see 80 Del. Laws, c. 40, § 16].

(a) Subject to subsection (f) of this section, upon application by the corporation, any successor entity to the corporation, any member of the board of directors, any record or beneficial holder of valid stock or putative stock, any record or beneficial holder of valid or putative stock as of the time of a defective corporate act ratified pursuant to § 204 of this title, or any other person claiming to be substantially and adversely affected by a ratification pursuant to § 204 of this title, the Court of Chancery may:

(1) Determine the validity and effectiveness of any defective corporate act ratified pursuant to § 204 of this title;

(2) Determine the validity and effectiveness of the ratification of any defective corporate act pursuant to § 204 of this title;

(3) Determine the validity and effectiveness of any defective corporate act not ratified or not ratified effectively pursuant to § 204 of this title;

(4) Determine the validity of any corporate act or transaction and any stock, rights or options to acquire stock; and

(5) Modify or waive any of the procedures set forth in § 204 of this title to ratify a defective corporate act.

(b) In connection with an action under this section, the Court of Chancery may:

(1) Declare that a ratification in accordance with and pursuant to § 204 of this title is not effective or shall only be effective at a time or upon conditions established by the Court;

(2) Validate and declare effective any defective corporate act or putative stock and impose conditions upon such validation by the Court;

(3) Require measures to remedy or avoid harm to any person substantially and adversely affected by a ratification pursuant to § 204 of this title or from any order of the Court pursuant to this section, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Order the Secretary of State to accept an instrument for filing with an effective time specified by the Court, which effective time may be prior or subsequent to the time of such order, provided that the filing date of such instrument shall be determined in accordance with § 103(c)(3) of this title;

(5) Approve a stock ledger for the corporation that includes any stock ratified or validated in accordance with this section or with § 204 of this title;

(6) Declare that shares of putative stock are shares of valid stock or require a corporation to issue and deliver shares of valid stock in place of any shares of putative stock;

(7) Order that a meeting of holders of valid stock or putative stock be held and exercise the powers provided to the Court under § 227 of this title with respect to such a meeting;

(8) Declare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act or at such other time as the Court shall determine;

(9) Declare that putative stock validated by the Court shall be deemed to be an identical share or fraction of a share of valid stock as of the time originally issued or purportedly issued or at such other time as the Court shall determine; and

(10) Make such other orders regarding such matters as it deems proper under the circumstances.

(c) Service of the application under subsection (a) of this section upon the registered agent of the corporation shall be deemed to be service upon the corporation, and no other party need be joined in order for the Court of Chancery to adjudicate the matter. In an action filed by the corporation, the Court may require notice of the action be provided to other persons specified by the Court and permit such other persons to intervene in the action.

(d) In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

(e) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions brought under this section.

(f) Notwithstanding any other provision of this section, no action asserting:

(1) That a defective corporate act or putative stock ratified in accordance with § 204 of this title is void or voidable due to a failure of authorization identified in the resolution adopted in accordance with 204(b) of this title; or

(2) That the Court of Chancery should declare in its discretion that a ratification in accordance with § 204 of this title not be effective or be effective only on certain conditions,

may be brought after the expiration of 120 days from the later of the validation effective time and the time notice, if any, that is required to be given pursuant to § 204(g) of this title is given with respect to such ratification, except that this subsection shall not apply to an action asserting that a ratification was not accomplished in accordance with § 204 of this title or to any person to whom notice of the ratification was required to have been given pursuant to § 204(d) or (g) of this title, but to whom such notice was not given.